UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Chief Executive Officer, President and Director

As part of its succession planning process, the Board of Directors (the “Board”) of Vectrus, Inc. (the “Company”) conducted a comprehensive search for the next Chief Executive Officer and President. This search was completed successfully, and on November 30, 2016, Kenneth W. Hunzeker, the Company’s Chief Executive, President and a member of the Board, notified the Company of his intention to retire, effective December 5, 2016. In connection with his retirement, Mr. Hunzeker resigned as an officer and director of the Company, effective December 5, 2016. Mr. Hunzeker’s resignation did not involve any disagreement with the Company, the Company’s management or the Board. He will participate in the transition process.

(c) Appointment of New Chief Executive Officer, President and Director

On November 30, 2016, the Board also appointed Charles L. Prow, age 57, as Chief Executive Officer and President and a member of the Board, effective December 6, 2016, succeeding Mr. Hunzeker. The Company’s Articles of Incorporation provide that the Board is divided into three classes. Mr. Prow will be a Class I Director whose term expires at the Company’s 2018 Annual Meeting of Shareholders.

Mr. Prow has over thirty years of information technology and federal services experience, including leadership positions at IBM Corporation, PricewaterhouseCoopers, and Coopers & Lybrand. During his career, he has run large global government services organizations, delivering solutions to a wide array of Department of Defense and other government customers. From August 2015 through August 2016, he served as President, CPS Professional Services, a service-disabled veteran-owned small business, where he provided management consulting services to U.S. government clients. Previously, Mr. Prow served in multiple roles with IBM Corporation, a multinational technology company, including: (i) from 2014 to 2015 as General Manager, Global Government Industry in connection with IBM’s technology and services competencies, where he had responsibility for global revenues exceeding $9 billion, (ii) from 2012 to 2013 as General Manager, Global Business Services, with strategic, profit & loss and operational responsibility for IBM’s over $4 billion North America consulting services unit, and (iii) from 2007 to 2012 as General Manager, Global Business Services, with strategic, profit & loss and operational responsibility for IBM’s over $2.4 billion United States Public Sector business unit. While at IBM, he was successful in creating market differentiation through the integration of IBM’s technology and service competencies. He established strategies that focused on delivering complex solutions to critical government missions for national security, federal civilian agencies, and state and local entities. These efforts resulted in market share expansion, revenue growth, and margin improvement. He currently serves on the boards of Wolf Trap Foundation for the Performing Arts, the International Research and Exchange Board (IREX) and the World Affairs Council-DC.

He received his Bachelor of Science in Management and Data Processing from Northwest Missouri State University.

There is no arrangement or understanding between Mr. Prow and any other person pursuant to which Mr. Prow was selected as the Company’s Chief Executive Officer, President and Director. Mr. Prow has no family relationships with any director or executive officer of the Company. Mr. Prow is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Prow Letter Agreement

Pursuant to an offer letter (the “Prow Letter Agreement”), dated November 30, 2016, with the Company, the terms of which were approved by the independent directors of the Board, including the Company’s Compensation and Personnel Committee (the “Committee”), the material terms of Mr. Prow’s compensation include the following elements: (i) an annual base salary of $600,000, subject to review by the Committee from time to time, (ii) eligibility for an annual incentive bonus with a target amount for 2017 of 100% of his annual base salary, (ii) eligibility for annual equity awards with an aggregate long-term incentive target for 2017 of 900,000 under the Company’s Long-Term Incentive Program, subject to approval by the Committee. It is anticipated that fifty percent (50%) of his 2017 award will be in the form of a cash incentive opportunity tied to relative total shareholder return; thirty percent (30%) will be in the form of time-vesting restricted stock units; and twenty percent (20%) will be in the form of time-vesting non-qualified stock options. In addition, as a one-time incentive, on December 8, 2016, he will receive a special restricted stock unit grant valued at $600,000 with annual vesting over three years. He will also be eligible to participate in the Company’s compensation and benefit plans, policies and arrangements that are applicable to other executives, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Prow will be an at-will employee at all times.
The foregoing description of the terms of the Prow Letter Agreement is not complete and is subject to, and qualified in its entirety by, the terms of the Prow Letter Agreement. A copy of the Prow Letter Agreement is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on December 6, 2016.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

10.01	Prow Letter Agreement, dated November 30, 2016, between Vectrus, Inc. and Charles L. Prow
99.1        Press release issued by Vectrus, Inc. on December 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.     Description
10.1         Prow Letter Agreement, dated November 30, 2016, between Vectrus, Inc. and Charles L. Prow
99.1         Press release issued by Vectrus, Inc. on December 6, 2016